UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 11, 2002

Commission File Number 0-1859

KNAPE & VOGT MANUFACTURING COMPANY

(Exact name of registrant as specified in its charter)

Michigan (State of Incorporation)	38-0722920 (IRS Employer Identification No.)

2700 Oak Industrial Drive, NE Grand Rapids, Michigan (Address of principal executive offices)	49505 (Zip Code)

(616) 459-3311
(Telephone Number)

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

(c)     Exhibits

           99.1          Press Release date March 11, 2002.

Item 9. REGULATION FD DISCLOSURE

On March 11, 2002, Knape & Vogt Manufacturing Company issued the press release attached as Exhibit 99.1 to this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Knape & Vogt Manufacturing Company (Registrant)

Date: March 11, 2002	/s/ William R. Dutmers William R. Dutmers Chairman and Chief Executive Officer

Date: March 11, 2002	/s/ Leslie J. Cummings Leslie J. Cummings Vice President of Finance and Treasurer

Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Leslie Cummings, Vice President of Finance and Treasurer
Knape & Vogt Manufacturing Company (616) 459-3311, Ext. 225
or
Jeff Lambert or Mary Ann Sabo (616) 233-0500
Lambert, Edwards & Associates, Inc. (mail@lambert-edwards.com)

Knape & Vogt Aligns Business Operations with New Market-Driven Focus,
Promotes Two Senior Executives

GRAND RAPIDS, Mich., March 11, 2002 - Knape & Vogt Manufacturing Co. (Nasdaq: KNAP) today announced that it has aligned its business operations to focus on two key markets: kitchen and bath storage solutions and office products. This change will allow Knape & Vogt to focus its product development, engineering and marketing to better serve its customers in these markets.

As part of the alignment of its resources, the Company has promoted two members of its senior management team to head each of these new business units, Mike Van Rooy and Jim Dahlke.

Mike Van Rooy, a 17-year veteran who has served most recently as senior vice president of manufacturing, will serve as president of home and commercial products with responsibility for KV's kitchen and bath storage solutions. In this newly created position, he will be responsible for the development, marketing and distribution of products to this key market. These products will include KV® brand shelving and drawer slides, along with Feeny® brand storage products.

Jim Dahlke, who has served as vice president of business development since 1999, will serve as president of office products. In this new role, he will be responsible for the development, marketing and distribution of office products, including the Idea@Work™ brand ergonomic products, to both the office furniture OEMs and the office furniture dealers. This alignment will also allow the Company to focus on expanding the distribution of these products to the global marketplace.

Bill Dutmers will retain the posts of chairman and chief executive officer and continue to pursue the Company’s strategic vision, strengthening relationships with key customers and working to identify acquisition targets.

These organizational changes are critical to the growth of Knape & Vogt, and will allow us to focus our energies more effectively on the two markets we have identified as key to our success,” Dutmers said. “Over the past three years, we have invested significant time and resources to develop and introduce dozens of new products; we will now begin to focus an equal amount of attention on growing the distribution channels to bring these products to a much broader audience.

"I am pleased that Jim and Mike have accepted these new challenges. Their expertise and enthusiasm will help chart a course for aggressive growth in these two crucial markets, and I look forward to working with them in their expanded roles."

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About Knape & Vogt

Knape & Vogt Manufacturing Co. brings more than a century of experience to the design, manufacturing and distribution of functional hardware, storage-related components, and ergonomic products for original equipment manufacturers, specialty distributors, office furniture dealers, hardware chains and major home centers throughout the country. Major product categories include KV® brand drawer slides; wall-attached shelving units and specialty hardware products; Feeny® brand kitchen, closet and bath storage products; and Idea@Work™ brand keyboard systems and other ergonomic office products. Additional information on Knape & Vogt is available on the Company's website, which is located at www.knapeandvogt.com.